PARKER DURYEE ROSOFF & HAFT
                           A PROFESSIONAL CORPORATION
                                    ATTORNEYS
                                529 FIFTH AVENUE
                         NEW YORK, NEW YORK 10017- 4608

                                 (212) 599-0500
                               FAX (212) 972-9487



                                                              December 22, 1999



IFS International, Inc.
Rensselaer Technology Park
300 Jordan Road
Troy, New York 12180



        Re:  Registration Statement on Form S-8 under the Securities Act of 1933

Ladies and Gentlemen:

         In our capacity as counsel to IFS International, Inc. (the "Company"), a Delaware corporation, we have been asked to render this opinion in connection with a Registration Statement on Form S-8, being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering an aggregate of 2,507,779 shares (the "Plan Shares") of Common Stock, $0.01 par value, which have been issued or will be issuable upon the exercise of options granted (or to be granted) under the Company's 1988 Stock Option Plan, 1996 Stock Option Plan and 1998 Stock Plan (the " Stock Plans") and which have been issued under the Employment Agreement, dated as of May 12, 1998, between the Company and Frank A. Pascuito (the "Employment Agreement"; together with the Stock Plans, the "Plans").


         In connection with, and as the basis for, the opinion we render herein, we have examined the Certificate of Incorporation and the By-Laws of the Company, both as amended to date, the Plans, the Registration Statement, corporate proceedings of the Company relating to the granting of shares or options under the Plans and such other instruments and documents as we have deemed relevant under the circumstances.

         In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date in connection with the Plans and the granting of shares or options under the Plans.

         Based upon and subject to the foregoing, we are of the opinion that:

         (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         (2) The Plan Shares that have been issued to date under the Plans are duly and validly authorized and fully paid and non-assessable.

         (3) The Plan Shares, when issued in accordance with the Plans and any option or other securities thereunder, will be duly and validly authorized and fully paid and non-assessable.

         We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     PARKER DURYEE ROSOFF & HAFT